Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Green Plains Renewable Energy, Inc.

We consent to the use of our report dated March 26, 2009 with respect to the consolidated balance sheet of Green Plains Renewable Energy, Inc. (formerly VBV LLC) as of December 31, 2008, and the related statements of operations, stockholders’ equity / members’ capital and comprehensive income, and cash flows for the nine-month transition period ended December 31, 2008, incorporated herein by reference.

/s/ LL Bradford & Company, LLC

Las Vegas, Nevada

May 7, 2009